Exhibit 99.2

Rapid7 Announces Upsized Pricing of $525 Million Convertible Senior Notes Offering

BOSTON, MA, March 17, 2021 – Rapid7, Inc. (“Rapid7”) (Nasdaq: RPD) today announced the pricing of $525.0 million aggregate principal amount of 0.25% convertible senior notes due 2027 (the “notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $500.0 million. Rapid7 also granted the initial purchasers of the notes an option to purchase up to an additional $75.0 million aggregate principal amount of notes. The sale of the notes is expected to close on March 19, 2021, subject to customary closing conditions.

The notes will be general unsecured obligations of Rapid7 and will accrue interest payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021, at a rate of 0.25% per year. The notes will mature on March 15, 2027, unless earlier converted, redeemed or repurchased. The initial conversion rate will be 9.6734 shares of Rapid7’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $103.38 per share of Rapid7’s common stock). The initial conversion price of the notes represents a premium of approximately 30% over the last reported sale price of Rapid7’s common stock on March 16, 2021. The notes will be convertible into cash, shares of Rapid7’s common stock or a combination of cash and shares of Rapid7’s common stock, at Rapid7’s election.

Rapid7 may redeem for cash all or any portion of the notes, at its option on or after March 20, 2024, if the last reported sale price of Rapid7’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Rapid7 provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Rapid7 provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If Rapid7 undergoes a “fundamental change” (as defined in the indenture governing the notes), subject to certain conditions and exceptions, noteholders may require Rapid7 to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if Rapid7 delivers a notice of redemption, Rapid7 will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

Rapid7 estimates that the net proceeds from this offering will be approximately $511.8 million (or approximately $585.0 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated expenses payable by Rapid7. Rapid7 expects to use approximately $183.0 million of the aggregate net proceeds from this offering and to issue approximately 2.2 million shares of its common stock to repurchase approximately $182.6 million aggregate principal amount of its outstanding 1.25%

Convertible Senior Notes due 2023 (the “2023 notes”) in privately negotiated transactions entered into concurrently with the pricing of this offering. Rapid7 also expects to use approximately $66.5 million of the net proceeds from this offering to pay the costs of the capped call transactions described below. If the option to purchase additional notes is exercised by the initial purchasers in full, Rapid7 expects to use approximately $9.5 million of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.

Rapid7 expects to use the remainder of the net proceeds for general corporate purposes, which may include continued investment in its sales and marketing efforts, product development, general and administrative matters, and working capital. One of Rapid7’s primary growth strategies continues to be to pursue opportunities to acquire businesses or pursue strategic investments in complementary businesses or technologies or for geographic expansion, and at any time, including as of the date of this offering, Rapid7 is engaged in active discussions regarding such acquisition opportunities. Although Rapid7 has not entered into definitive agreements or commitments with respect to any material acquisitions at this time, if any such transactions are consummated it may use a portion of the proceeds from this offering to fund the purchase price thereof.

In connection with any repurchase of the 2023 notes, Rapid7 expects that holders of the outstanding 2023 notes that have hedged their equity price risk with respect to the 2023 notes (the “hedged holders”) will, concurrently with the pricing of the notes, unwind their hedge positions by buying Rapid7’s common stock and/or entering into or unwinding various derivative transactions with respect to Rapid7’s common stock. The amount of Rapid7’s common stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of its common stock. This activity by the hedged holders may have resulted in an increase in the effective conversion price of the notes.

In connection with the pricing of the notes, Rapid7 entered into capped call transactions with one or more of the initial purchasers and/or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of Rapid7’s common stock that initially underlie the notes. The capped call transactions are expected to offset the potential dilution to Rapid7’s common stock as a result of any conversion of notes, with such offset subject to a cap initially equal to $159.04 (which represents a premium of 100% over the last reported sale price of Rapid7’s common stock on March 16, 2021). If the initial purchasers exercise their option to purchase additional notes, Rapid7 expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, Rapid7 has been advised that the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to Rapid7’s common stock concurrently with or shortly after the pricing of the notes and/or purchase shares of Rapid7’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Rapid7’s common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Rapid7’s common stock and/or purchasing or selling Rapid7’s common stock or other securities of Rapid7 in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Rapid7’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of such notes.

Neither the notes, nor any shares of Rapid7’s common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Rapid7

Rapid7 (Nasdaq: RPD) is advancing security with visibility, analytics, and automation delivered through our Insight Platform. Rapid7’s solutions simplify the complex, allowing security teams to work more effectively with IT and development to reduce vulnerabilities, monitor for malicious behavior, investigate and shut down attacks, and automate routine tasks. Over 8,700 customers rely on Rapid7 technology, services, and research to improve security outcomes and securely advance their organizations.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements concerning the expected closing of the offering, the potential dilution to Rapid7’s common stock and the anticipated use of net proceeds from the offering. These forward-looking statements include all statements contained in this press release that are not historical facts and such statements are, in some cases, identified by words such as “anticipate,” “could,” “expect,” “intend,” “may,” “plan,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements are based on the information currently available to Rapid7 and on assumptions Rapid7 has made. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond Rapid7’s control including, without limitation: market risks, trends and conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Rapid7’s Securities and Exchange Commission filings and reports, including Rapid7’s Annual Report on Form 10-K filed on February 26, 2021, as well as future filings and reports by Rapid7. Except as required by law, Rapid7 undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Contacts:

Rapid7 Investor Relations

Sunil Shah

Vice President, Investor Relations

+1-857-990-4074

investors@rapid7.com

Rapid7 Media Relations

Caitlin Doherty

Public Relations Manager

+1-857-990-4240

press@rapid7.com